Exhibit 10-n-2

Amended schedule of Executives of the Company who are a party to a Change of Control Agreement:

1.   C. M. Jones

2.   B. M. Abzug

3.   P. E. Allen

4.   J. E. Besong

5.   D. H. Brehm

6.   G. R. Chadick

7.   R. M. Chiusano

8.   G. S. Churchill

9.   L. A. Erickson

10. H. L. Gregory

11. R. W. Kirchenbauer

12. N. Mattai

13. K. L. Statler